Exhibit 2.36

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of June 14, 2010, among the entities listed on Schedule 1 hereto (each a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), Gibson Energy ULC, an Alberta unlimited liability corporation (the “Company”), GEP Midstream Finance Corp., an Alberta corporation (the “Finance Corp.”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, Finance Corp. and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 19, 2010, providing for the issuance of 10.00% Senior Notes due 2018 (the “Notes”), as supplemented;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Company, Finance Corp., the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT OF U.S. SUBSIDIARIES TO GUARANTEE.  Each Guaranteeing Subsidiary, if it is a U.S. Subsidiary, hereby agrees to and does hereby provide an unconditional guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.                                       NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company, Finance Corp., the Guarantors or any Guaranteeing Subsidiary under the Notes, any Guarantee, the Indenture, the First Supplemental Indenture or this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws.

4.                                       NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.                                       COUNTERPARTS.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.                                       EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                       THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the Company, Finance Corp. and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GIBSON (U.S.) FINCO CORP.

By:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President Finance and Chief Financial Officer

GIBSON (U.S.) HOLDCO CORP.

By:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President Finance and Chief Financial Officer

TAYLOR COMPANIES, LLC

By:	/s/ Gregory Fisher
	Name:	Gregory Fisher
	Title:	Chief Financial Officer & Secretary

TPG TRANSPORT, LLC

By:	/s/ Gregory Fisher
	Name:	Gregory Fisher
	Title:	Chief Financial Officer & Secretary

TPG LEASING, LLC

By:	/s/ Gregory Fisher
	Name:	Gregory Fisher
	Title:	Chief Financial Officer & Secretary

TAYLOR TRANSFER SERVICES, LLC

[Second Supplemental Indenture Signature Page]

By:	/s/ Gregory Fisher
	Name:	Gregory Fisher
	Title:	Chief Financial Officer & Secretary

TAYLOR GAS LIQUIDS, LLC

By:	/s/ Gregory Fisher
	Name:	Gregory Fisher
	Title:	Chief Financial Officer & Secretary

GIBSON ENERGY ULC

By:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President Finance and Chief Financial Officer

GEP MIDSTREAM FINANCE CORP.

By:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President Finance and Chief Financial Officer

GUARANTORS:

GIBSON ENERGY (U.S.) INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

LINK PETROLEUM, INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON ENERGY HOLDING ULC

By:	/s/ Richard G. Taylor

[Second Supplemental Indenture Signature Page]

Authorized Signing Officer

MOOSE JAW REFINERY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MOOSE JAW REFINERY ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

CANWEST PROPANE PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

CANWEST PROPANE ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MP ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MP ENERGY ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

[Second Supplemental Indenture Signature Page]

GIBSON ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GEP ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

LINK PETROLEUM SERVICES LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

CHIEF HAULING CONTRACTORS ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON GCC INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

BATTLE RIVER TERMINAL LP
by its general partner,
Battle River Terminal GP Inc.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

BATTLE RIVER TERMINAL GP INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

[Second Supplemental Indenture Signature Page]

BRIDGE CREEK TRUCKING LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

JOHNSTONE TANK TRUCKING LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

AARCAM PROPANE & CONSTRUCTION HEAT LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON (U.S.) ACQUISITIONCO CORP.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

[Second Supplemental Indenture Signature Page]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Catherine F. Donahue
For:	Name: Lici Zhu	Catherine F. Donohue
	Title: Senior Associate	Vice President

[Second Supplemental Indenture Signature Page]

SCHEDULE 1

Each of the entities listed below is party to this Second Supplemental Indenture:

Name	Jurisdiction of Formation and Entity Type
GIBSON (U.S.) FINCO CORP.	Delaware corporation
GIBSON (U.S.) HOLDCO CORP.	Delaware corporation
TAYLOR COMPANIES, LLC	Delaware limited liability company
TPG TRANSPORT, LLC	Delaware limited liability company
TPG LEASING, LLC	Delaware limited liability company
TAYLOR TRANSFER SERVICES, LLC	Texas limited liability company
TAYLOR GAS LIQUIDS, LLC	Texas limited liability company